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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our examination report dated November 13, 1996, our reports dated June 20, 1996 and September 5, 1996 included herein and to all references to our Firm included in or made part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Houston, Texas

November 13, 1996